Exhibit 4.1



                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               QCR HOLDINGS, INC.


QCR Holdings, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended, does hereby certify that:

1.   The name of the Corporation is: QCR Holdings, Inc.

2. The first sentence of Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     The total number of shares of capital stock which the corporation shall have authority to issue is 10,000,000 shares of Common Stock, par value $1.00 per share, and 250,000 shares of Preferred Stock, par value $1.00 per share.

3. The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated as of the 5th day of May, 2004.

                                                 QCR HOLDINGS, INC.

                                           By:   /s/Douglas M. Hultquist
                                                 -------------------------------
                                                 Douglas M. Hultquist, President

                           CERTIFICATE OF DESIGNATION
                                       of
                  SERIES B JUNIOR PARTICIPATING PREFERRED STOCK
                                       of
                               QCR HOLDINGS, INC.



             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

QCR Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on September 4, 2003 adopted the following resolution creating a series of 10,000 shares of Preferred Stock designated as "Series B Junior Participating Preferred Stock":

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, $1.00 par value per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Series B Junior Participating Preferred Stock

1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series B Junior Participating Preferred Stock," and the number of shares constituting such series shall be 10,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.   Dividends and Distribution.

     (A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series B Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1,000. In the event the Corporation shall at any time after September 4, 2003 (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

     (A) Each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the
          Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

     (B) Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     (C) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series B Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series B Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series B Junior Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series B Junior Participating Preferred Stock being entitled to cast a number of votes per share of Series B Junior Participating Preferred Stock as is specified in paragraph (A) of this
          Section 3. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(C) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series B Junior Participating Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series B Junior Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series B Junior Participating Preferred Stock in this Section 3.

4.   Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

          (iii) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series B Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6.   Liquidation, Dissolution or Winding Up.

     (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount per share (the "Series B Liquidation Preference") equal to the greater of (i) $0.01 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series B Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

     (C) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

8. No Redemption. Shares of Series B Junior Participating Preferred Stock shall not be subject to redemption by the Corporation.

9. Ranking. The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

10. Amendment. At any time that any shares of Series B Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended by merger, consolidation or otherwise which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

11. Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 30th day of September, 2003.

                                                    QCR HOLDINGS, INC.



                                                /s/ Todd A. Gipple
                                                    ----------------------------
                                                    Executive Vice President and
                                                    Chief Financial Officer

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            QUAD CITY HOLDINGS, INC.



Quad City Holdings, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended does hereby certify that:

1.   The name of the Corporation is: Quad City Holdings, Inc.

2. Article I of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                    ARTICLE I

                                      NAME
                                      ----

                         The name of the corporation is:

                               QCR Holdings, Inc.

3. The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated as of the 24th day of October, 2001.

                                             QUAD CITY HOLDINGS, INC.

                                             By: /s/ Douglas M. Hultquist
                                                 -------------------------------
                                                 Douglas M. Hultquist, President

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            QUAD CITY HOLDINGS, INC.



Quad City Holdings, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.   The name of the Corporation is: Quad City Holdings, Inc.

2. The first sentence of Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:


                                   ARTICLE IV

                                AUTHORIZED STOCK

               The total number of shares of capital stock which the corporation shall have authority to issue is 5,000,000 shares of Common Stock, par value $1.00 per share, and 250,000 shares of Preferred Stock, par value $1.00 per share.

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated as of the 21st day of October, 1998



                                                     QUAD CITY HOLDINGS, INC.

                                                     By: /s/Douglas M. Hultquist
                                                         -----------------------
                                                         Douglas M. Hultquist,
                                                         President

                           CERTIFICATE OF DESIGNATION
                                       of
                            SERIES A PREFERRED STOCK
                                       of
                            QUAD CITY HOLDINGS, INC.



             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware



QUAD CITY HOLDINGS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on August 21,1996, adopted the following resolution creating a series of 100 shares of Preferred Stock designated as "Series A Preferred Stock":

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, $1.00 par value per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                            Series A Preferred Stock

1. Designation and Amount. The board of directors (the "Board") of Quad City Holdings, Inc., a Delaware corporation (the "Company"), has designated 100 shares of the Company's authorized and unissued preferred stock as "Series A Preferred Stock," has authorized such shares for issuance at a price of $100,000 per share (the "Series A Preferred Stock") and has determined that no further shares of Series A Preferred Stock shall be issued.

2. Dividends. The Series A Preferred Stock shall accrue no dividends nor carry any stated dividend rate.

3. Redemption. (a) At any time after the first anniversary of the issuance of any shares of Series A Preferred Stock (the "Redemption Date"), such shares: (i) may be redeemed at any time at the option of the Company; or
     (ii) shall be redeemed if the Company sells for cash additional shares of its common stock, $1.00 par value per share ("Common Stock"), subject to receipt in either case of all required regulatory approvals. The proceeds of any such sales of additional shares of Common Stock shall be used to redeem  all  outstanding  shares  of  Series A  Preferred  Stock on a first issued, first redeemed basis, and with respect to all Preferred Stock issued on the same date, on a pro rata basis. Notwithstanding anything contained herein to the contrary, the Company shall not be required to use the cash proceeds from the sale or issuance of any of its shares of Common Stock made solely to its employees or directors, whether or not such sales have been registered with the Securities and Exchange Commission on Form S-8, or in connection with the exercise of any options or warrants or through a dividend reinvestment plan or other form of ongoing stock purchase plan which may be offered to the Company's stockholders from time to time. Each issued and outstanding share of Series A Preferred Stock shall be redeemed at an aggregate per share price equal to the sum of: (x) $100,00; plus (y) $9,750 multiplied by a fraction the numerator of which is the total number of calendar days the share of Series A Preferred Stock has been issued and outstanding through the Redemption Date, and the denominator of which is 365 (the "Redemption Price").

     (b) Not less than 30 days nor more than 60 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be mailed, first class postage prepaid, to the holders of the shares of the Series A Preferred Stock at their address last shown on the records of the Company. The Redemption Notice shall state: (i) the number of shares being redeemed; (ii) what the Redemption Date and Redemption Price are; and (iii) that each holder is to surrender to the Company in the manner and at the place designated, the certificates representing the shares of Series A Preferred Stock to be redeemed.

     (c) Before any holder of shares of Series A Preferred Stock shall be entitled to redeem any such shares for cash, it shall surrender the certificate or certificates therefor, duly endorsed, in the manner and at the specified in the Redemption Notice. Following delivery of the shares of Series A Preferred Stock to be redeemed, the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

     (d) Notwithstanding anything contained in this Section 3 to the contrary, the Company shall not be obligated to redeem for cash any shares of Series A Preferred Stock if such redemption would cause the Company to be in violation of any statute, rule, order, regulation or agreement to which the Company is a party, including, but not limited to, any statute, rule, order, regulation or agreement relating to minimum capital requirements. The Company shall use its best efforts promptly to remedy any such violation if the same has the effect of preventing the redemption of any shares of Series A Preferred Stock, and shall promptly complete the redemption of shares after such violation has been cured.

4. Voting Rights. (a) The holders of each share of Series A Preferred Stock shall not be entitled to vote, except: (i) as required by law; and (ii) to approve the authorization or issuance of any shares of any class or series of stock which ranks senior or on a parity with, the Series A Preferred Stock in respect of dividends and distributions upon the dissolution, liquidation or winding up of the Company.

     (b) Notwithstanding anything contained herein to the contrary the holders of Series A Preferred Stock shall vote as a separate class when required by law and to approve the matters set forth in Section 4(a)(ii). In such circumstances, the affirmative vote of the holders of a majority (or such greater percentage as may be required by law or the Company's certificate of incorporation or bylaws) of the voting rights provided in this Section for the Series A Preferred Stock, voting separately as a class, shall be necessary to approve such proposed action by the holders of Series A Preferred Stock.

5. Liquidation. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, each holder of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, the amount equal to the Redemption Price multiplied by the number of shares of Series A Preferred Stock owned by such holder. In the event the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this paragraph, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of Series A Preferred Stock. After the payment to the holders of the shares of Series A Preferred Stock of the full amounts provided for in this paragraph, the holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 9th day of October, 1996.

ATTEST                                                 QUAD CITY HOLDINGS, INC.

By: /s/ Douglas M. Hultquist                           By: /s/ Michael A. Bauer
    ------------------------                               ---------------------
    Douglas M. Hultquist                                   Michael A. Bauer
    President                                              Chairman of the Board

STATE OF IOWA      )
                   )   SS:
COUNTY OF SCOTT    )

BE IT REMEMBERED that, on October 9, 1996, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came each of Michael A. Bauer and Douglas M. Hultquist, the Chairman and President of Quad City Holdings, Inc., respectively, who duly signed the foregoing instrument before me and acknowledged that such signing is his respective act and deed, that such instrument as executed is the act and deed of said corporation and that the facts stated therein are true.

GIVEN under my hand on October 9, 1996.

/s/ Patty Easley
----------------
Patty Easley
Notary Public

                            CERTIFICATE OF CORRECTION
                                       of
                          CERTIFICATE OF INCORPORATION
                                       of
                            QUAD CITY HOLDINGS, INC.



Quad City Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

1. The name of the corporation (hereinafter called the "Corporation") is Quad City Holdings, Inc.

2. The Certificate of Incorporation of the Corporation, which was filed by the Secretary of Delaware on February 4, 1993, is hereby corrected.

3. The inaccuracy to be corrected in said instrument is as follows: the Certificate of Incorporation contains a typographical error in Article XV.

4. Article XV of the Certificate of Incorporation is corrected to read as follows:

          Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders, unless such action is authorized by not less than 80% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Douglas M. Hultquist, its President, and attested by Richard R. Horst, its Secretary, as of this 28th day of July, 1993.

                                                   QUAD CITY HOLDINGS, INC.

                                                   By:  /s/ Douglas M. Hultquist
                                                        ------------------------
                                                        Douglas M. Hultquist
                                                        President

ATTEST:

/s/ Richard R. Horst
--------------------
Richard R. Horst
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            QUAD CITY HOLDINGS, INC.


            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware
            --------------------------------------------------------


We, Douglas M. Hultquist and Richard R. Horst, President and Secretary, respectively, of Quad City Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY THAT:

1. The Certificate of Incorporation of said corporation has been amended as follows:


Article IV of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                   ARTICLE IV

                                AUTHORIZED STOCK

     The total number of shares of capital stock which the corporation shall have authority to issue is 2,500,000 shares of Common Stock, par value $1.00 per share, and 250,000 shares of Preferred Stock, par value $1.00 per share.

     The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of one or more series of Preferred Stock, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors.

2. The foregoing amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the majority vote of all of the stockholders entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Douglas M. Hultquist, its President, and attested by Richard R. Horst, its Secretary, as of this ______ day of July, 1993.

                                                   QUAD CITY HOLDINGS, INC.

                                                   By:  /s/ Douglas M. Hultquist
                                                        ------------------------
                                                        Douglas M. Hultquist
                                                        President

ATTEST:

/s/ Richard R. Horst
--------------------
Richard R. Horst
Secretary

                          CERTIFICATE OF INCORPORATION
                                       OF
                            QUAD CITY HOLDINGS, INC.

                                    ARTICLE I
                                      NAME

                         The name of the corporation is:
                            Quad City Holdings, Inc.

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT


The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, 19901, County of Kent. The name of the corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

                                     PURPOSE

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor thereto.

                                   ARTICLE IV

                                AUTHORIZED STOCK

The total number of shares of stock which the corporation shall have authority to issue is 1,500,000 shares of Common Stock, par value of $1.00 per share.

                                    ARTICLE V

                                  INCORPORATORS

The name and mailing address of the sole incorporator is as follows:

       Name                                            Mailing Address
-------------------                           ----------------------------------

John S. Gosma, Esq.                           c\o Noyes, O'Brien, Gosma & Brooke
                                                400 North Main Street, Suite 16
                                                      Davenport, Iowa 52801


                                   ARTICLE VI

                                     BYLAWS

The bylaws of the corporation may be amended, altered or repealed by the stockholders of the corporation, provided, however, that such amendment, alteration or repeal is approved by the affirmative vote of the holders of not less than 75% of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors. The bylaws may also be amended, altered or repealed by the board of directors in the manner provided in the bylaws.

                                   ARTICLE VII

                                 WRITTEN BALLOTS

Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                  ARTICLE VIII

                                   AMENDMENTS

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any other requirement for amendments, no amendment to this certificate of incorporation shall amend, alter, change or repeal any of the provisions of Article VI,
Article XII,  Article  XIII,  Article XIV,  Article XV or this  sentence of this
Article VIII unless the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative vote of the holders of shares having at least 75% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Notwithstanding anything contained herein to the contrary, the provisions of the immediately preceding sentence shall not apply to any amendment, alteration, change or repeal which has been approved by not less than 80% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation.

                                   ARTICLE IX

                                 INDEMNIFICATION

Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                                    ARTICLE X

                         PERSONAL LIABILITY OF DIRECTORS

To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this
Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

                                   ARTICLE XI

                        CERTAIN ARRANGEMENTS BETWEEN THE
                          CORPORATION AND ITS CREDITORS

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provision of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                   ARTICLE XII

                               BOARD OF DIRECTORS

The number of directors constituting the entire board of directors shall not be less than three nor more than nine as fixed from time to time by resolution of not less than 80% of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be five until otherwise fixed as described immediately above. Directors need not be stockholders of the corporation.

The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1993, directors of Class I shall be elected to hold office for a term expiring at the 1994 annual meeting, directors of Class II shall be elected to hold office for a term expiring at the 1995 annual meeting and directors of Class III shall be elected to hold office for a term expiring at the 1996 annual meeting. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible. At each annual meeting of stockholders after the meeting held in 1993, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Notwithstanding any other provisions of this certificate of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than 75% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of stockholders or at a meeting of the stockholders called for that purpose.

                                  ARTICLE XIII

                         ADDITIONAL VOTING REQUIREMENTS

A.   Except as otherwise  expressly provided in paragraph C of this Article XIII
     and   notwithstanding   any  other   provision  of  this   certificate   of
     incorporation:

     (a) any merger or consolidation of the corporation or of any Subsidiary with or into any other corporation;

     (b) any sale, lease, exchange or other disposition by the corporation or any Subsidiary of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions;

     (c) any issuance or transfer by the corporation or any Subsidiary, of any voting securities of the corporation (except for voting securities issued pursuant to a stock option, purchase, bonus or other plan for natural persons who are directors, employees, consultants and/or agents of the corporation or any Subsidiary) to any other corporation, person or other entity in exchange for cash, assets or securities or a combination thereof; and

     (d)  the voluntary dissolution of the corporation;

     shall require the affirmative vote of the holders of shares having at least 75% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Such affirmative vote shall be required notwithstanding the fact that no vote or a lesser vote may be required, or that some lesser percentage may be specified by law or otherwise in this certificate of incorporation or by the bylaws of the corporation.

B. For purposes of this Article XIII, the term "Subsidiary" means any entity in which the corporation beneficially owns, directly or indirectly, more than 75% of the outstanding voting stock. The phrase "voting security" as used in paragraph A of this Article XIII shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribe to or purchase such a security.

C. The provisions of this Article XIII shall not apply to any transaction described in clause (a), (b), (c) or (d) of paragraph A of this Article
     XIII: (i) approved at any time prior to its consummation by resolution adopted by not less than 80% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation; or (ii) with any corporation of which a majority of the outstanding shares of all classes of stock is owned of record or beneficially by the corporation; or (iii) which is a merger with another corporation without action by the stockholders of the corporation to the extent and in the manner permitted from time to time by the law of the State of Delaware.

D. The interpretation, construction and application of any provision or provisions of this Article XIII and the determination of any facts in connection with the application of this Article XIII, shall be made by a majority of all of the directors of the corporation. Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this
     Article XIII.

                                   ARTICLE XIV

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The provisions of Section 203 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended or as such
Section 203 may hereafter be renumbered or recodified, will be deemed to apply to the corporation, and the corporation shall be subject to all of the restrictions set forth in such Section 203.

                                   ARTICLE XV

                              STOCKHOLDERS' ACTION

Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.

Dated:  February 4, 1993.



                                                     /s/ John S. Gosma
                                                     ---------------------------
                                                     John S. Gosma, Esq.
                                                     Being the sole incorporator
                                                     of the corporation.